Exhibit B


                                PLEDGE AGREEMENT


THIS PLEDGE AGREEMENT is made as of this 3rd day of May, 2005, between Macquarie Infrastructure Management (USA) Inc., a Delaware corporation ("Pledgor") and Macquarie International Infrastructure Fund Limited ("Secured Party").

WHEREAS, Macquarie Bank Limited ("MBL"), which is Pledgor's corporate parent, and Secured Party have entered into a 2002 Master Agreement and a total return swap confirmation thereunder, each dated on or about the date hereof (together, the "Swap Agreement");

WHEREAS, Pledgor and Secured Party are entering into this Pledge Agreement and Pledgor is granting the pledge provided for herein to support MBL's obligations under the Swap Agreement;

NOW, THEREFORE, in consideration of their mutual covenants contained herein and to secure the full and punctual observance and performance by MBL of all Secured Obligations (as defined herein), the parties hereto, intending to be legally bound, hereby mutually covenant and agree as follows:

1. Definitions. As used herein, the following words and phrases shall have the following meanings:

"Authorized Officer" of Pledgor means, if Pledgor is not a natural person, any officer, trustee or general partner (or any officer thereof), as applicable, as to whom Pledgor shall have delivered notice to Secured Party that such trustee, general partner or officer is authorized to act hereunder on behalf of Pledgor.

"Business Day" means any day on which commercial banks are open for business in New York City.

"Calculation Agent" means the Secured Party.

"Collateral Event of Default" means, at any time, the occurrence of either of the following: (A) failure of the Collateral to include, as Eligible Collateral, Shares at least equal in number to the Required Number or (B) failure at any time of the Security Interests to constitute valid and perfected security interests in all of the Collateral, subject to no prior or equal Lien.

"Collateral" has the meaning provided in Section 2(a).

"Control" means "control" as defined in Section 8-106 and Section 9-106 of the UCC.

"Custodian" means The Bank of New York acting as custodian for Secured Party in accordance with the Custody Agreement.

"Custody Agreement" means the Custody Agreement dated on or about the date hereof between Secured Party and the Custodian.

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"Effective Date" has the meaning given to it in the Swap Agreement.

"Eligible Collateral" means Shares or other Collateral acceptable to Secured Party in its sole discretion, provided that Pledgor has good and marketable title thereto, free of all Liens (other than the Security Interests) and Transfer Restrictions (other than any Existing Transfer Restrictions) and that Secured Party has a valid, first priority perfected security interest therein, a first lien thereon and Control with respect thereto.

"Enforcement Event", following the occurrence of an Event of Default or Collateral Event of Default, means a failure by MBL to remedy that Event of Default or Collateral Event of Default on or before the date which is the later of:

(a) the Business Day following the last day of any cure or remedy period afforded to MBL under the Swap Agreement in respect of that Event of Default or Collateral Event of Default; and

(b) 10 Business Days after notice from the Secured Party to MBL specifying the Event of Default or Collateral Event of Default.

"Event of Default" means a failure by MBL to perform a Secured Obligation when due.

"Existing Transfer Restrictions" means Transfer Restrictions existing by virtue of the fact that Pledgor is an "affiliate", within the meaning of Rule 144 under the Securities Act, of the Issuer.

"Initial Number" means 926,000.

"Issuer" means Macquarie Infrastructure Company Trust (New York Stock Exchange ticker "MIC").

"Lien" means any lien, mortgage, security interest, pledge, charge or encumbrance of any kind.

"Location" means, with respect to any party, the place such party is "located" within the meaning of Section 9-307 of the UCC.

"Over-allotment Option" has the meaning given to it in the Swap Agreement.

"Over-allotment Option Exercise Date" has the meaning given to it in the Swap Agreement.

"Party A Equity Portfolio Assets" has the meaning given to it in the Swap Agreement.

"Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

"Pledged Shares" means, as of any date, the Shares listed on Schedule 1.

"Required Number" means (i) the Initial Number at all times prior to the date which is the later of the Over-allotment Option Exercise Date and the last day on which the Over-allotment Option may be exercised, and (ii) thereafter, the number of Party A Equity Portfolio Assets.


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"Sales Proceeds Account" means any interest-bearing demand deposit account established and maintained as set forth in Section 6(b).

"Secured Moneys" means all debts and monetary liabilities of MBL to the Secured Party on any account under or in relation to the Swap Agreement, irrespective of whether the debts or liabilities (A) are present or future, (B) are actual, prospective, contingent or otherwise or (C) are at any time ascertained or unascertained.

"Secured Obligations" means all present and future obligations of MBL to Secured Party under the Swap Agreement including the obligation to pay the Secured Moneys.

"Securities Act" means the Securities Act of 1933, as amended.

"Security Interests" means the security interests in the Collateral created hereby.

"Settlement Date" has the meaning assigned to it in the Swap Agreement.

"Shares" means shares of trust stock of the Issuer.

"Sydney Business Days" has the meaning assigned to it in the Swap Agreement.

"Transfer Restriction" means, with respect to any Shares or item of Collateral pledged under this Pledge Agreement, any condition to or restriction on the ability of the owner thereof to sell, assign or otherwise transfer such Shares or item of Collateral or to enforce the provisions thereof or of any document related thereto whether set forth in such item of Collateral itself or in any document related thereto, including, without limitation, (i) any requirement that any sale, assignment or other transfer or enforcement of such Shares or item of Collateral be consented to or approved by any Person, including, without limitation, the issuer thereof or any other obligor thereon, (ii) any limitations on the type or status, financial or otherwise, of any purchaser, pledgee, assignee or transferee of such Shares or item of Collateral, (iii) any requirement of the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document of any Person to the issuer of, any other obligor on or any registrar or transfer agent for, such Shares or item of Collateral, prior to the sale, pledge, assignment or other transfer or enforcement of such Shares or item of Collateral and (iv) any registration or qualification requirement or prospectus delivery requirement for such Shares or item of Collateral pursuant to any federal, state or foreign securities law (including, without limitation, any such requirement arising as a result of the fact that such Shares or Collateral are "restricted securities" as defined in Rule 144 under the Securities Act or the fact that Pledgor is an "affiliate", as defined in Rule 144 under the Securities Act, of the relevant Issuer; provided that the required delivery of any assignment, instruction or entitlement order from the seller, pledgor, assignor or transferor of such Shares or item of Collateral, together with any evidence of the corporate or other authority of such Person, shall not constitute a "Transfer Restriction".

"UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York.

2. The Security Interests. In order to secure the full and punctual observance and performance by MBL of all Secured Obligations:


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(a) Pledgor hereby pledges to Secured Party and grants to Secured Party a security interest in and to, and a lien upon and right of set off against, and transfers to Secured Party, as and by way of a security interest, all of its right, title and interest in and to (i) the Pledged Shares; (ii) all income, proceeds and collections received or to be received, or derived or to be derived, now or any time hereafter (whether before or after the commencement of any proceeding under applicable bankruptcy, insolvency or similar law, by or against Pledgor or with respect to Pledgor) from or in connection with the Pledged Shares (including, without limitation, any shares of capital stock issued by Issuer in respect of any Pledged Shares or any cash, securities or other property distributed in respect of or exchanged for any Pledged Shares, or into which any such Pledged Shares are converted, in connection with any merger or similar event or otherwise, and any security entitlements in respect of any of the foregoing); (iii) all powers and rights now owned or hereafter acquired under or with respect to the Pledged Shares and (iv) any Sales Proceeds Account established pursuant to Section 6(b) and all funds from time to time held therein or credited thereto (collectively, the "Collateral").

(b) On or before the date which is 2 Sydney Business Days before the Effective Date, Pledgor shall deliver to Custodian in pledge hereunder the Pledged Shares.

(c) Secured Party shall have all of the rights, remedies and recourses with respect to the Collateral afforded a secured party by the UCC, in addition to, and not in limitation of, the other rights, remedies and recourse afforded to Secured Party by this Pledge Agreement. Pledgor shall not be generally liable for MBL's obligations under the Swap Agreement, and Secured Party shall have no recourse against Pledgor for such obligations except to the extent set forth herein.

(d) Upon the establishment of a Sales Proceeds Account pursuant to Section 6(b), Pledgor shall confirm in writing, in a form satisfactory to Secured Party, its pledge and grant of a Security Interest in, and lien upon and right of set off against, all of its right, title and interest in and to such Sales Proceeds Account and all funds from time to time held therein or credited thereto.

3. Representations and Warranties of Pledgor. Pledgor hereby represents and warrants to Secured Party, which representations shall be deemed repeated on each date Pledgor delivers Pledged Shares as Collateral hereunder, that:

(a) Pledgor (i) owns and, at all times prior to the release of the Collateral pursuant to the terms of this Pledge Agreement, will own the Collateral free and clear of any Liens (other than the Security Interests) or Transfer Restrictions (other than any Existing Transfer Restrictions) and (ii) is not and will not become a party to or otherwise bound by any agreement, other than this Pledge Agreement, that (x) restricts in any manner the rights of any present or future owner of the Collateral with respect thereto or (y) provides any person other than Pledgor, Secured Party or any securities intermediary through whom any Collateral is held (but in the case of any such securities intermediary only in respect of Collateral held through it) with Control with respect to any Collateral.

(b) Other than financing statements or other similar or equivalent documents or instruments with respect to the Security Interests, no financing statement, security agreement or similar or equivalent document or instrument covering all or any part of the Collateral is on file or of


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record in any jurisdiction in which such filing or recording would be effective to perfect a Lien, security interest or other encumbrance of any kind on such Collateral.

(c) (i) Upon the filing of a UCC financing statement naming the Pledgor as "debtor" and the Secured Party as "secured party" and describing the Collateral in the office of the Secretary of State of the State of Delaware, Secured Party will have a valid, enforceable and perfected Security Interest in the Collateral subject to no prior Lien.

(d) Subject to Section 4(a), no registration, recordation or filing with any governmental body, agency or official is required in connection with the execution and delivery of this Pledge Agreement or necessary for the validity or enforceability hereof or thereof or for the perfection or enforcement of the Security Interests.

(e) Pledgor has not performed and will not perform any acts that might prevent Secured Party from enforcing any of the terms of this Pledge Agreement or that might limit Secured Party in any such enforcement.

(f) The Location of Pledgor is Delaware.

4. Certain Covenants of Pledgor. Pledgor agrees that, so long as any Secured Obligation remains outstanding:

(a) Pledgor shall, at the expense of Pledgor and in such manner and form as Secured Party may require, give, execute, deliver, file and record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable in order (i) to create, preserve, perfect, substantiate or validate any security interest granted pursuant hereto, (ii) to create or maintain Control with respect to any such security interests in any investment property (as defined in Section 9-102(49) of the UCC) constituting Collateral or
(iii) to enable Secured Party to exercise and enforce its rights hereunder with respect to such security interest. To the extent permitted by applicable law, Pledgor hereby authorizes Secured Party to execute and file, in the name of Pledgor or otherwise, UCC financing or continuation statements that Secured Party in its sole discretion may deem necessary or appropriate to further perfect, or maintain the perfection of, the Security Interests. Pledgor hereby authorizes the filing of any financing statements or continuation statements, and amendments to financing statements, in any jurisdictions and with any filing offices as the Secured Party may determine, in its sole discretion, are necessary or advisable to perfect the security interest granted to the Secured Party in connection herewith. Such financing statements may describe the collateral in the same manner as described in this Security Agreement or may contain an indication or description of collateral that describes such property in any other manner as the Secured Party may determine, in its sole discretion, is necessary to ensure the perfection of the security interest in the Collateral granted to the Secured Party in connection herewith.

(b) Pledgor shall warrant and defend its title to the Collateral, subject to the rights of Secured Party, against the claims and demands of all persons. Secured Party may elect, but without an obligation to do so, to discharge any Lien of any third party on any of the Collateral.

(c) Pledgor agrees that it shall not (1) create or permit to exist any Lien (other than the Security Interests) or any Transfer Restriction (other than any Existing Transfer Restrictions)

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upon or with respect to the Collateral, (2) sell or otherwise dispose of, or grant any option with respect to, any of the Collateral or (3) enter into or consent to any agreement pursuant to which any person other than the Pledgor, the Secured Party and any securities intermediary through whom any of the Collateral is held (but in the case of any such securities intermediary only in respect of Collateral held through it) has or will have Control in respect of any Collateral.

5. Administration of the Collateral.

(a) Any delivery of Shares as Collateral to Secured Party or its Custodian by Pledgor shall be effected by delivery of certificates representing such Shares to Secured Party, accompanied by any required transfer tax stamps, and in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank, with signatures appropriately guaranteed, all in form and substance satisfactory to Secured Party. Upon delivery of any such Pledged Shares under this Pledge Agreement, Secured Party shall examine (or cause the examination of) such Pledged Shares and assignment to determine that they comply as to form with the requirements for Eligible Collateral.

(b) Within one Business Day of the later of (i) the Over-allotment Option Exercise Date and (ii) the last day on which the Over-allotment Option may be exercised, the Secured Party shall cause the return to the Pledgor of a number of Shares equal to the difference, if any, between the Initial Number and the number of Party A Equity Portfolio Assets on such day. Such returned Shares shall be fully released and discharged from the Security Interests (and Schedule 1 shall be deemed amended to reflect such release).

(c) If on any Business Day Secured Party determines that a Collateral Event of Default shall have occurred, Secured Party shall promptly notify Pledgor of such determination by telephone call to Pledgor or, if Pledgor is not a natural person, an Authorized Officer of Pledgor followed by a written confirmation of such call.

(d) Unless and until Secured Party is entitled to exercise its remedies with respect to Collateral as set forth below, Secured Party shall not be entitled to pledge, rehypothecate or further assign any Collateral without Pledgor's prior written consent.

(e) Secured Party may exchange Pledged Share certificates for certificates of smaller denominations from time to time as it deems desirable in order to facilitate the release or sale of Pledged Shares as set forth in this Pledge Agreement. Each such exchange shall be at the expense of Pledgor, and Schedule 1 shall be deemed amended to reflect each such exchange.

(f) Pledgor agrees that Pledgor shall forthwith upon demand pay to Secured
Party:

i. the amount of any taxes that Secured Party may have been required to pay by reason of the Security Interests or to free any of the Collateral from any Lien thereon, and

ii. the amount of any and all out-of-pocket expenses, including the fees and disbursements of counsel and of any other experts, that Secured Party may incur in connection with (A) the enforcement of this Pledge Agreement, including such expenses as are incurred to preserve the value of the Collateral and the validity, perfection, rank and value of the Security


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Interests, (B) the collection, sale or other disposition of any of the
Collateral, (C) the exercise by Secured Party of any of the rights conferred upon it hereunder or (D) any Enforcement Event.

Any such amount not paid on demand shall bear interest (computed on the basis of a year of 360 days and payable for the actual number of days elapsed) at a rate per annum equal to 5% plus the prime rate as published in The Wall Street Journal, Eastern Edition in effect from time to time during the period from the date hereof to the date of the termination of this Pledge Agreement.

6. Settlement of Swap Agreement. (a) If "Physical Settlement" applies under the Swap Agreement as set forth therein for any Settlement Date, Pledgor may consent to the delivery of any Pledged Shares in satisfaction of MBL's obligations under the Swap Agreement by giving Secured Party notice of such consent in writing. If Pledgor so consents in writing, then on the later of (i) such consent or (ii) that Settlement Date, upon Secured Party's satisfaction of its obligations then due to MBL under the Swap Agreement, Secured Party shall hold such Pledged Shares absolutely and free from any claim or right of Pledgor, and Schedule 1 shall be deemed amended to reflect such delivery.

(b) If MBL is required to pay a Settlement Price to Secured Party, Pledgor may consent to the sale of any Pledged Shares and the delivery of the proceeds thereof, plus any interest on such proceeds, in satisfaction of MBL's obligations under the Swap Agreement by giving Secured Party notice of such consent in writing. If Pledgor so consents, then (i) Secured Party shall establish a Sales Proceeds Account with Custodian in accordance with the Swap Agreement and execute an agreement with the Custodian and Secured Party, in a form satisfactory to Secured Party, so that Secured Party shall have Control over such Sales Proceeds Account, (ii) MBL may direct the sale of such Pledged Shares, and (iii) the proceeds of any such sale shall be deposited in the Sales Proceeds Account (and Schedule 1 shall be deemed amended to reflect the sale of such Pledged Shares). On the relevant Settlement Date, upon Secured Party's satisfaction of its obligations then due to MBL under the Swap Agreement, Secured Party may withdraw from the Sales Proceeds Account an amount equal to the amount owed by MBL to Secured Party on that Settlement Date, and shall hold such amount absolutely and free from any claim or right of Pledgor, and shall release to Pledgor any excess amounts in the Sales Proceeds Account.

(c) Pledgor may consent to the release of any Collateral and the delivery of such Collateral to Secured Party in satisfaction of MBL's obligations under the Swap Agreement in respect of any Equity Portfolio Return Payment Date (as defined in the Swap Agreement) by giving Secured Party notice of such consent in writing. If Pledgor so consents, then on the later of (i) such consent or (ii) that Equity Portfolio Return Payment Date, upon Secured Party's satisfaction of its obligations then due to MBL under the Swap Agreement, Secured Party shall hold such Collateral absolutely and free from any claim or right of Pledgor.

7. Voting Rights in Collateral. Unless Secured Party shall have exercised its rights to sell or retain Collateral following an Enforcement Event, Pledgor shall have the right, from time to time, to vote and to give consents, ratifications and waivers with respect to the Collateral.

8. Remedies upon Enforcement Events. (a) If any Enforcement Event shall have occurred and be continuing, Secured Party may exercise all the rights of a secured party under the Uniform Commercial Code (whether or not in effect in the jurisdiction where such rights are exercised) and, in addition, without being required to give any notice, except as herein provided or as may be required by mandatory provisions of law, may sell such Collateral as may be necessary to


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generate proceeds sufficient to satisfy in full all Secured Obligations or hereunder, at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery, and at such price or prices as Secured Party may deem satisfactory. Pledgor covenants and agrees that it will execute and deliver such documents and take such other action as Secured Party deems necessary or advisable in order that any such sale may be made in compliance with law. Upon any such sale Secured Party shall have the right to deliver, assign and transfer to the buyer thereof the Collateral so sold. Each buyer at any such sale shall hold the Collateral so sold absolutely and free from any claim or right of whatsoever kind, including any equity or right of redemption of Pledgor that may be waived or any other right or claim of Pledgor, and Pledgor, to the extent permitted by law, hereby specifically waives all rights of redemption, stay or appraisal that Pledgor has or may have under any law now existing or hereafter adopted. The notice (if any) of such sale required by Section 9-611 of the UCC shall (1) in case of a public sale, state the time and place fixed for such sale, (2) in case of sale at a broker's board or on a securities exchange, state the board or exchange at which such sale is to be made and the day on which the Collateral, or the portion thereof so being sold, will first be offered for sale at such board or exchange, and (3) in the case of a private sale, state the day after which such sale may be consummated. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as Secured Party may fix in the notice of such sale. At any such sale the Collateral may be sold in one lot as an entirety or in separate parcels, as Secured Party may determine. Secured Party shall not be obligated to make any such sale pursuant to any such notice. Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by Secured Party until the selling price is paid by the buyer thereof, but Secured Party shall not incur any liability in case of the failure of such buyer to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice. Secured Party, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the Security Interests and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

(b) Pledgor hereby irrevocably appoints Secured Party its true and lawful attorney, with full power of substitution, in the name of Pledgor, Secured Party or otherwise, for the sole use and benefit of Secured Party, but at the expense of Pledgor, to the extent permitted by law, to exercise, at any time and from time to time while an Enforcement Event has occurred and is continuing, all or any of the following powers with respect to all or any of the Collateral:

i. to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due upon or by virtue thereof,

ii. to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto,

iii. to sell, transfer, assign or otherwise deal in or with the same or the proceeds or avails thereof, as fully and effectually as if Secured Party were the absolute owner thereof (including, without limitation, the giving of instructions and entitlement orders in respect thereof), and


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iv. to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference thereto;

provided that Secured Party shall give Pledgor not less than one day's prior written notice of the time and place of any sale or other intended disposition of any of the Collateral, except any Collateral that threatens to decline speedily in value, including, without limitation, equity securities, or is of a type customarily sold on a recognized market.

(c) Upon any delivery or sale of all or any part of any Collateral made either under the power of delivery or sale given hereunder or under judgment or decree in any judicial proceedings for foreclosure or otherwise for the enforcement of this Pledge Agreement, Secured Party is hereby irrevocably appointed the true and lawful attorney of Pledgor, in the name and stead of Pledgor, to make all necessary deeds, bills of sale, instruments of assignment, transfer or conveyance of the property, and all instructions and entitlement orders in respect of the property, thus delivered or sold. For that purpose Secured Party may execute all such documents, instruments, instructions and entitlement orders. This power of attorney shall be deemed coupled with an interest and irrevocable, and Pledgor hereby ratifies and confirms that which Pledgor's attorney acting under such power, or such attorney's successors or agents, shall lawfully do by virtue of this Pledge Agreement. If so requested by Secured Party or by any buyer of the Collateral or a portion thereof, Pledgor shall further ratify and confirm any such delivery or sale by executing and delivering to Secured Party or to such buyer or buyers at the expense of Pledgor all proper deeds, bills of sale, instruments of assignment, conveyance or transfer, releases, instructions and entitlement orders as may be designated in any such request.

(d) In the case of an Enforcement Event, Secured Party may proceed to realize upon the security interest in the Collateral against any one or more of the types of Collateral, at any time, as Secured Party shall determine in its sole discretion subject to the foregoing provisions of this Section 7. The proceeds of any sale of, or other realization upon, or other receipt from, any of the Collateral shall be applied by Secured Party in the following order of priorities:

first, to the payment to Secured Party of the expenses of such sale or other realization, including reasonable compensation to the agents and counsel of Secured Party, and all expenses, liabilities and advances incurred or made by Secured Party in connection therewith, including brokerage fees in connection with the sale by Secured Party of any Collateral;

second, to the payment to Secured Party of the aggregate amount (or the value of any delivery or other performance) owed by MBL to Secured Party under the Swap Agreement;

finally, if all of the obligations of Pledgor hereunder and all of the Secured Obligations of MBL under the Swap Agreement have been fully discharged or sufficient funds have been set aside by Secured Party at the request of Pledgor for the discharge thereof, any remaining proceeds shall be released to Pledgor.

9. Miscellaneous. Whenever any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party. All the covenants and agreements herein contained by or on behalf of Pledgor and Secured Party shall bind, and inure to the benefit


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of, Pledgor's respective successors and assigns whether so expressed or not, and shall be enforceable by and inure to the benefit of Secured Party and its successors and assigns.

(a) To the extent permitted by law, the unenforceability or invalidity of any provision or provisions of this Pledge Agreement shall not render any other provision or provisions herein contained unenforceable or invalid.

(b) Any provision of this Pledge Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Pledgor and Secured Party or, in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

(c) All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard forms of telecommunication. Notices to Pledgor shall be directed to Pledgor at 600 Fifth Avenue, New York, New York 10020, Attention: President and Chief Executive Officer; notices to Secured Party shall be directed to it care of Macquarie Infrastructure Management (Asia) Pty Limited, 1 Martin Place, Sydney NSW 2000, Australia, Telecopy No. +(612) 8232 7780, Attention: Executive Director, Legal Risk Management Division and Investment Banking Group.

(d) This Pledge Agreement shall in all respects be construed in accordance with and governed by the laws of the State of New York (without reference to its conflicts of laws rules). Pledgor and Secured Party hereby agree, and Secured Party shall procure Custodian's agreement, that Secured Party's and Custodian's jurisdiction, within the meaning of Section 8-110(e) of the UCC, insofar as it acts as a securities intermediary hereunder or in respect hereof, is the State of New York.

(e) Each party hereby irrevocably and unconditionally submits to the non-exclusive jurisdiction of the Federal and state courts located in the Borough of Manhattan, in the City of New York in any suit or proceeding arising out of or relating to this Pledge Agreement or the transactions contemplated hereby.

(f) Each party hereby irrevocably and unconditionally waives any and all right to trial by jury in any legal proceeding arising out of or related to this Pledge Agreement or the transactions contemplated hereby.

(g) This Pledge Agreement may be executed, acknowledged and delivered in any number of counterparts and all such counterparts taken together shall be deemed to constitute one and the same agreement.

10. Termination of Pledge Agreement. This Pledge Agreement and the rights granted by Pledgor in the Collateral shall cease, terminate and be void upon fulfillment of all of the obligations of MBL and Pledgor under the Secured Obligations and hereunder. Any Collateral remaining at the time of such termination shall be fully released and discharged from the Security Interests and delivered to Pledgor by Secured Party, all at the request and expense of Pledgor.

IN WITNESS WHEREOF, the parties have signed this Pledge Agreement as of the date and year first above written.

MACQUARIE INFRASTRUCTURE                       MACQUARIE INTERNATIONAL
MANAGEMENT (USA) INC.                          INFRASTRUCTURE FUND LIMITED


By:  /s/ Peter Stokes                          By:  /s/ Michael Hamer
     ------------------------------                 ---------------------------
     Name:  Peter Stokes                            Name:  Michael Hamer
     Title: President and                           Title: Director
            Chief Executive Officer

                                                                     Schedule 1
                                                            to Pledge Agreement


                                 PLEDGED SHARES


-------------------------- ---------------- ------------------- ---------------
                                Class        Stock Certificate    Number of
        Issuer                 of Stock          Numbers           Shares
-------------------------- ---------------- ------------------- ---------------

-------------------------- ---------------- ------------------- ---------------
Macquarie Infrastructure    Trust stock          MIC-060           600,000
Company Trust                                    MIC-062           326,000
-------------------------- ---------------- ------------------- ---------------